UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  January 26, 2010

THE MCGRAW-HILL COMPANIES, INC.

(Exact Name of Registrant as specified in its charter)

New York	1-1023	13-1026995
(State or other	(Commission	(IRS Employer
jurisdiction of	File No.)	Identification No.)
incorporation or
organization)

1221 Avenue of the Americas, New York, New York  10020
(Address of Principal Executive Offices)    (Zip Code)

(212) 512-2564
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 and 7.01.  Disclosure of Results of Operations and Financial Condition/Regulation FD Disclosure (Furnished Pursuant to Items 2.02 and 7.01 of Form 8-K).

 On January 26, 2010 Registrant issued an earnings release (the “Earnings Release”) containing a discussion of Registrant’s results of operations and financial condition for the fourth quarter and fiscal year ending December 31, 2009.

The Earnings Release contains financial results presented in accordance with U.S. generally accepted accounting principles that the Registrant reported 2009 earnings per diluted share of $2.33 compared to $2.51 for 2008. The 2009 results include a pre-tax loss of $13.8 million ($8.8 million after tax), or $0.03 per diluted share on the sale of Vista Research, Inc., a net pre-tax restructuring charge of $15.2 million ($9.7 million after tax), or $0.03 per diluted share and a pre-tax gain of $10.5 million ($6.7 million after tax), or $0.02 per diluted share on the sale of BusinessWeek. The 2008 earnings per diluted share reflect a $0.14 restructuring charge. The Registrant also reported that for the fourth quarter of 2009 earnings per diluted share were $0.53, including a $0.02 gain on the sale of BusinessWeek. In the fourth quarter of 2008, earnings per diluted share were $0.37, including a $0.05 restructuring charge.

The Earnings Release contains a table on the Registrant’s financial results that would not be presented in a GAAP statement of earnings to the effect that:

•
Exhibit 3: Exhibit 3 presents adjusted operating results by segment, excluding the impact of the 2009 and 2008 restructuring charges, the 2009 loss on the sale of Vista Research, Inc. and the 2009 gain on the sale of BusinessWeek.

The Registrant believes that the disclosure of this data provides useful supplemental information for meaningful comparisons of the Company’s results.

Item 9.01.   Exhibits.

 (99)  Earnings Release of the Registrant, dated January 26, 2010, containing a discussion of Registrant’s results of operations and financial condition for the fourth quarter and fiscal year ending December 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE McGRAW-HILL COMPANIES, INC.

/s/ Kenneth M. Vittor
By: Kenneth M. Vittor
Executive Vice President and
General Counsel
Dated: January 26, 2010

INDEX TO EXHIBITS

Exhibit Number

(99)           Earnings Release of the Registrant, dated January 26, 2010, containing a discussion of Registrant’s results of operations and financial condition for the fourth quarter and fiscal year ending December 31, 2009.